Exhibit 99.5

GREEKTOWN SUPERHOLDINGS, INC.

OFFER TO EXCHANGE

$280,167,000 AGGREGATE PRINCIPAL AMOUNT OF THEIR
SERIES A 13% SENIOR SECURED NOTES DUE 2015 (CUSIP NUMBER           )
AND
$104,833,000 AGGREGATE PRINCIPAL AMOUNT OF THEIR
SERIES B 13% SENIOR SECURED NOTES DUE 2015 (CUSIP NUMBER           )

IN EXCHANGE FOR A LIKE AGGREGATE PRINCIPAL AMOUNT OF THEIR

SERIES A 13% SENIOR SECURED NOTES DUE 2015 (CUSIP NUMBER           )
AND
SERIES B 13% SENIOR SECURED NOTES DUE 2015 (CUSIP NUMBER           )
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
AS DESCRIBED IN THE PROSPECTUS DATED           , 2010

, 2010

To Our Clients:

          Enclosed for your consideration are a Prospectus, dated                    , 2010 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) by Greektown Superholdings, Inc., a Delaware corporation (the “Issuer”), Greektown Newco Sub, Inc., a Delaware corporation (“Newco”), Greektown Holdings, L.L.C., a Michigan limited liability company (“Holdings”), Greektown Casino, L.L.C., a Michigan limited liability company (“Casino”), Realty Equity Company, Inc., a Michigan corporation (“Realty Equity”), and Contract Builders Corporation, a Michigan corporation (“Contract Builders” and, collectively with Newco, Holdings, Casino and Realty Equity, the “Guarantors”), to exchange $280,167,000 in aggregate principal amount of their Series A 13% Senior Secured Notes due 2015 and $104,833,000 in aggregate principal amount of their Series B 13% Senior Secured Notes due 2015 (collectively, the “Exchange Notes”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like aggregate principal amount of their outstanding Series A 13% Senior Secured Notes due 2015 and Series B 13% Senior Secured Notes due 2015 (collectively, the “Initial Notes”) that were issued and sold in reliance upon an exemption from registration under the Securities Act in integral multiples of $1,000 and multiples of $1,000 in excess thereof upon the terms and subject to the conditions of the enclosed Prospectus and Letter of Transmittal. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Initial Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof, upon the terms and subject to the conditions of the enclosed Prospectus and the related Letter of Transmittal. The Initial Notes are unconditionally guaranteed initially by only the Guarantors (the “Old Guarantee”) and the Exchange Notes will be unconditionally guaranteed initially by only the Guarantors (the “New Guarantee”). Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the Guarantors offer to issue the New Guarantee with respect to the Exchange Notes issued in the Exchange Offer in exchange for the Old Guarantee of the Initial Notes for which such Exchange Notes are issued in the Exchange Offer. Throughout the accompanying Letter of Transmittal, unless the context otherwise requires and whether so expressed or not, references to the “Exchange Offer” include the Guarantor’s offer to exchange the New Guarantee for the Old Guarantee, references to the “Exchange Notes” include the related New Guarantee and references to the “Initial Notes” include the related Old Guarantee. The Issuer will accept for exchange any and all Initial Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

          PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2010 (THE “EXPIRATION DATE”), UNLESS THE ISSUER EXTENDS THE EXCHANGE OFFER.

          The enclosed materials are being forwarded to you as the beneficial owner of the Initial Notes held by us for your account but not registered in your name. A tender of such Initial Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Issuer urges beneficial owners of Initial Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender their Initial Notes in the Exchange Offer.

          Accordingly, we request instructions as to whether you wish to tender any or all such Initial Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. If you wish to have us tender any or all of your Initial Notes, please so instruct us by completing, signing and returning to us the “Instructions to Registered Holder from Beneficial Owner” form that appears below. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether or not to tender your Initial Notes.

          The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Initial Notes held by us and registered in our name for your account or benefit.

          If we do not receive written instructions in accordance with the below and the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Initial Notes on your account.

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER

          The undersigned beneficial owner acknowledges receipt of your letter and the accompanying Prospectus dated                     , 2010 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) by Greektown Superholdings, Inc., a Delaware corporation (the “Issuer”), Greektown Holdings, L.L.C., a Michigan limited liability company (“Holdings”), Greektown Casino, L.L.C., a Michigan limited liability company (“Casino”), Realty Equity Company, Inc., a Michigan corporation (“Realty Equity”), and Contract Builders Corporation, a Michigan corporation (“Contract Builders” and, collectively with Holdings, Casino and Realty Equity, the “Guarantors”) to exchange $280,167,000 in aggregate principal amount of their Series A 13% Senior Secured Notes due 2015 and $104,833,000 in aggregate principal amount of their Series B 13% Senior Secured Notes due 2015 (collectively, the “Exchange Notes”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like aggregate principal amount of their outstanding Series A 13% Senior Secured Notes due 2015 and Series B 13% Senior Secured Notes due 2015 (collectively, the “Initial Notes”) that were issued and sold in reliance upon an exemption from registration under the Securities Act, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The Initial Notes are unconditionally guaranteed initially by only the Guarantors (the “Old Guarantee”) and the Exchange Notes will be unconditionally guaranteed initially by only the Guarantors (the “New Guarantee”). Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the Guarantors offer to issue the New Guarantee with respect to the Exchange Notes issued in the Exchange Offer in exchange for the Old Guarantee of the Initial Notes for which such Exchange Notes are issued in the Exchange Offer. Throughout the accompanying Letter of Transmittal, unless the context otherwise requires and whether so expressed or not, references to the “Exchange Offer” include the Guarantor’s offer to exchange the New Guarantee for the Old Guarantee, references to the “Exchange Notes” include the related New Guarantee and references to the “Initial Notes” include the related Old Guarantee. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

          This will instruct you, the registered holder, to tender the principal amount of the Initial Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

Principal Amount Held for Account Holder(s)	Principal Amount to be Tendered*

*	Unless otherwise indicated, the entire principal amount held for the account of the undersigned will be tendered.

          If the undersigned instructs you to tender the Initial Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Initial Notes, including but not limited to the representations that the undersigned (i) is not an “affiliate,” as defined in Rule 144 under the Securities Act, of the Issuer or the Guarantors, (ii) is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of Exchange Notes, (iii) is acquiring the Exchange Notes in the ordinary course of its business and (iv) is not a broker-dealer tendering Initial Notes acquired for its own account directly from the Issuer. If a holder of the Initial Notes is an affiliate of the Issuer or the Guarantors, is not acquiring the Exchange Notes in the ordinary course of its business, is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and must comply with such requirements in connection with any secondary resale transaction.

SIGN HERE

Dated: ________, 2010

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Tax Identification Number or Social Security Number:

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